SUB-ITEM 77K: Changes in Registrant's certifying accountant

[Ernst & Young LLP Letterhead]


July 8, 1999


Mr. G. Paul Matthews, President
Matthews International Funds
456 Montgomery Street, Suite 1200
San Francisco, CA 94104

Dear Paul:

This letter confirms in writing the resignation of Ernst & Young LLP as independent auditors of Matthews International Funds effective June 30, 1999. Under the rules issued by the AICPA SEC Practice Section, an auditor is required to notify a client in writing within five business days when its business relationship is ended. The rule applies when the auditor resigns, decides not to stand for re-election or is dismissed. A copy of the notification should be sent concurrently to the Chief Accountant of the SEC. (See attached letter issued July 8, 1998.)

A regulated investment company notifies the SEC of a change in auditors via their Form N-SAR filings. Completion of Item 77K of the N-SAR by the Registrant notifies the SEC of the change. (See attached instructions for this item.) In addition to indicating the change, and the date when such new accountant was engaged, the Registrant must furnish the SEC with a letter stating whether during the funds two most recent fiscal years or any subsequent interim period, there were any disagreements with the former accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing procedure, which if not resolved to the former accountant's satisfaction would have caused them to make reference to the matter in their audit report.

The Registrant shall also request the former accountant to furnish the Registrant with a letter addressed to the SEC indicating whether they agree with the statement contained in the Registrant's letter, and if not, stating the reasons why they disagree. (See attached draft letter we would issue when there are no disagreements.) The Registrant must include a copy of this letter, together with its cover letter, as part of its Form N-SAR filing.

If you have any questions, please do not hesitate to call me at
(415) 951-3038.

Sincerely,

/s/David Sung
David Sung
Partner












[Ernst & Young LLP Letterhead]



July 8, 1999


Mr. G. Paul Matthews, President
Matthews International Funds
456 Montgomery Street, Suite 1200
San Francisco, CA 94104

Re:	Matthews International Funds
	SEC File #33-78960/811-8510


Dear Paul:

This is to confirm that the client-auditor relationship between Matthews International Funds and Ernst & Young LLP has ceased effective June 30, 1999, due to the fact that the Audit Committee and Ernst & Young LLP could not agree upon a mutually acceptable audit fee for the current year.

Very truly yours,


/s/Ernst & Young LLP
Ernst & Young LLP

Cc:	Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 20549










[Ernst & Young LLP Letterhead]


July 8, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Re:	Matthews International Funds
	SEC File #33-78960/811-8510


Gentlemen:

We have read the statements made by Matthews International Funds
(copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Funds filing on Form N-SAR for the year ended August 31, 1999. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,


/s/Ernst & Young LLP
Ernst & Young LLP

Attachment













[Ernst & Young LLP Letterhead]


On July 16, 1999, the Board of Trustees (the "Board") of Matthews International Funds (the "Trust") accepted the resignation of Ernst & Young LLP (E&Y) as the Trust's independent accountant, and chose the firm of Tait, Weller & Baker to serve in that capacity. E&Y reports on the financial statements of the Trust for the two most recent fiscal years contained no adverse opinion, or opinions that were qualified in any way, nor were there any disagreements with E&Y during those periods on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.







[Matthews International Funds Letterhead]














July 17, 1999

Mr. David Sung
Ernst & Young LLP
555 California Street, Suite 1700
San Francisco, CA 93104

Dear Mr. David Sung:

	This letter confirms in writing the acceptance of resignation of Ernst & Young LLP as independent auditors of the Matthews International Funds (the "Trust") effective June 30, 1999 and the selection and engagement of Tait, Weller & Baker as independent auditors of the Trust for the fiscal year ending August 31, 1999. Such selection was approved by the independent Trustees of the Trust at a Trustees' Meeting held on July 16, 1999.

	During the Trust's two most recent fiscal years and through June 30, 1999, there were no disagreements with the former accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing procedure, which if not resolved to the former accountant's satisfaction would have caused them to make reference to the matter in their audit report.

	In addition, the Trust states that it has had no consultations with its new independent auditors during the two most recent fiscal years and through June 30, 1999 regarding either (i) the application of accounting to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

	If you have any questions, please do not hesitate to call me at (415) 788-7553.

                                                     Sincerely,


                                                     /s/Joseph O'Donnell
                                                     Joseph O'Donnell
                                                     Chief Operating Officer